UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2016

SUNOCO LOGISTICS PARTNERS L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3807 West Chester Pike

Newtown Square, PA 19073

(Address of principal executive office) (Zip Code)

(866) 248-4344

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On September 26, 2016, Sunoco Partners LLC, the general partner (the “General Partner”) of Sunoco Logistics Partners L.P. (the “Partnership”), executed Amendment No. 7 (the “Amendment”) to the Partnership’s Third Amended and Restated Agreement of Limited Partnership, which provides for a reduction to the incentive distributions the General Partner receives from the Partnership by a total of $60 million over a two-year period (the “IDR Reduction”). The reduction will be recognized evenly over eight quarters beginning with the quarterly cash distribution paid for the third quarter 2016.

For additional information about the IDR Reduction, please read Item 5.03 of this Current Report on Form 8-K, which information is incorporated by reference into this Item 3.03.

The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed above in Item 3.03 of this Current Report on Form 8-K, the General Partner amended the Partnership’s Third Amended and Restated Agreement of Limited Partnership on September 26, 2016 in order to effect the IDR Reduction.

For additional information about the IDR Reduction, please read Item 3.03 of this Current Report on Form 8-K, which information is incorporated by reference into this Item 5.03.

The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 26, 2016, Sunoco Logistics Partners L.P. (the “Partnership”) issued a news release announcing the commencement of an underwritten public offering of 21,000,000 common units representing limited partnership interests in the Partnership (the “Offering”). The Partnership expects to grant the underwriter a 30-day option to purchase up to an additional 3,150,000 common units. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

On September 26, 2016, the Partnership issued a news release announcing that it entered into an agreement with Vitol, Inc. to purchase an integrated crude oil business in West Texas for approximately $760 million plus working capital (the “Acquisition”). The Acquisition provides the Partnership with an approximately two million barrel crude oil terminal in Midland, Texas, a crude oil gathering and mainline pipeline system in the Midland Basin, including a significant acreage dedication from an investment grade Permian producer, and crude oil inventories related to Vitol’s crude oil purchasing and marketing business in West Texas. In addition to these assets, the Acquisition includes the purchase of a 50 percent interest in SunVit Pipeline LLC (“SunVit”). The purchase of the interest from Vitol will result in the Partnership owning all of the membership interests in SunVit. SunVit connects the Midland terminal to the Partnership’s Permian Express 2 pipeline, a key takeaway to bring Permian crude oil to multiple markets. The Acquisition is expected to close in the fourth quarter 2016, subject to certain closing conditions and regulatory approval.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Exhibit Number	Description

3.1	Amendment No. 7 to Third Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P. dated as of September 26, 2016.

99.1	Sunoco Logistics Partners L.P. press release dated September 26, 2016.

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Partnership’s expectations or predictions of the future are forward-looking statements and are inherently uncertain. Actual results could differ materially from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the documents that the Partnership has filed with the SEC. The Partnership undertakes no obligation to update forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this current report on Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

	By:	Sunoco Partners LLC, its general partner

	By:	/s/ Peter J. Gvazdauskas
	Name:	Peter J. Gvazdauskas
	Title:	Chief Financial Officer and Treasurer
Date: September 26, 2016
Newtown Square, PA

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 7 to Third Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P. dated as of September 26, 2016.

99.1	Sunoco Logistics Partners L.P. press release dated September 26, 2016.

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